Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304

February 29, 2024

1stdibs.com, Inc.
300 Park Avenue South, 10th Floor
New York, New York

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for 1stdibs.com, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of 2,394,907 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, issuable pursuant to the Company’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan (collectively, the “Plans”).
We have reviewed the Registration Statement, the Plans and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.
Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP